Prospectus Supplement No. 1	Filed pursuant to Rule 424(b)(3)
(to Prospectus dated January 25, 2008)	Registration No. 333-147330

EMY’S SALSA AJI DISTRIBUTION COMPANY, INC.

14,937,500 Shares of Common Stock

This prospectus supplement should be read in conjunction with the prospectus dated January 25, 2008, (the “Prospectus”), which is to be delivered with this prospectus supplement. This prospectus supplement updates the information in the Prospectus. If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering, and therefore will not receive any proceeds from this offering, other than the exercise price, if any, to be received upon exercise of the warrants referred to in the Prospectus.

This prospectus supplement includes the following documents, as filed by us with the Securities and Exchange Commission:

•	Our Current Report on Form 8-K filed on August 18, 2008
•	Our Quarterly Report on Form 10-Q filed on November 14, 2008
•	Our Current Report on Form 8-K filed on November 14, 2008

The exhibits to the Current Reports on Form 8-K and Quarterly Report on Form 10-Q are not included with this prospectus supplement and are not incorporated herein by reference.

This prospectus relates to the resale of up to 14,937,500 shares of our common stock following effectiveness of a 5:1 stock split authorized by our Board of Directors on November 7, 2008 with an effective date for quotation of our common stock on the OTCBB of November 12, 2008. Pursuant to Rule 416 under the Securities Act, the shares of common stock offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

Investing in our common stock involves a high degree of risk. Before making any investment in our common stock, you should read and carefully consider the risks described in the Prospectus under “Risk Factors” beginning on page 5 of the Prospectus, as updated by this prospectus supplement.

You should rely only on the information contained in the Prospectus, this prospectus supplement or any other prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information.

Our common stock is quoted on the regulated quotation service of the OTC Bulletin Board under the symbol “EMYS.OB”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 14, 2008.

PLAN OF DISTRIBUTION

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	sales pursuant to Rule 144 under the Securities Act of 1933, as amended;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted by applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. These discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved. In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers who may, in turn, engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered by the registration statement of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Securities Exchange Act of 1934, as amended, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement that we entered into with the selling stockholders; however, the selling stockholders will pay all underwriting discounts and selling commissions, if any.

We will indemnify the selling stockholders and we may be indemnified by the selling stockholders against liabilities, including liabilities under the Securities Act of 1933, as amended, in accordance with the registration rights agreement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

SELLING STOCKHOLDERS

At November 12, 2008 we had 25 shareholders.

Of our outstanding shares we sold 9,437,500 shares (post-split) to 19 shareholders at $0.01 per share for which we received $18,875.00 in cash proceeds from such sales from June 2005 through August 2007 in transactions that were exempt from the registration requirements under the Securities Act of 1933,as amended.

All 14,937,500 shares (post-split) may be resold by the selling stockholders named in the table set forth in the prospectus under “Selling Stockholders” which amount reflects a 5:1 forward split, from time to time.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 11, 2008

Emy’s Salsa Aji Distribution Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-147330	20-4036208
(Commission File Number)	(IRS Employer Identification No.)

PO Box 7, Ellicott City MD	21041-0007
(Address of Principal Executive Offices)	(Zip Code)

(443) 742-2134

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2008, Sheila Gladhill and Kim Long resigned as officers of the Company. Effective August 11, 2008 Mr. Andrew Uribe, our President, was appointed to the additional positions of Secretary and Treasurer of the Company. Additional information concerning Mr. Uribe is incorporated by reference from our Annual Report on Form 10KSB for the fiscal year ended December 31, 2007 filed on March 26, 2008.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMY’S SALSA AJI DISTRIBUTION COMPANY, INC.

Date: August 17, 2008	By:	/s/ Andrew Uribe
Andrew Uribe
President and Chief Executive Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE OF 1934

For the quarterly period ended September 30, 2008

☐	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE EXCHANGE ACT

For the transition period from _______________ to ___________________

Commission file number: 333-147330

EMY’S SALSA AJI DISTRIBUTION COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	20-4036208
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

P.O. Box 7, Ellicott City, MD	21041-0007
(Address of Principal Executive Offices)	(Zip Code)

(443) 742-2134
(Registrant’s Telephone Number, Including Area Code)

(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☒ No ☐

As of November 12, 2008, there were 61,937,500 shares of the issuer’s common stock outstanding.

Emy’s Salsa AJI Distribution Company, Inc.
(A Development Stage Company)
Financial Statements
September 30, 2008
(Unaudited)

CONTENTS

Page(s)
Financial Statements:
Balance Sheets - As of September 30, 2008 (Unaudited) and December 31, 2007 (Audited)	1

Statements of Operations -
For the three and nine months ended September 30, 2008 and 2007 and for the period from July 11, 2005 (inception) to September 30, 2008 (Unaudited)	2

Statements of Cash Flows -
For the nine months ended September 30, 2008 and 2007 and for the period from July 11, 2005 (inception) to September 30, 2008 (Unaudited	3

Notes to Financial Statements (Unaudited)	4-11

Emy’s Salsa Aji Distribution Company, Inc.
(A Development Stage Company)
Balance Sheets

	September 30, 2008	December 31, 2007
	(Unaudited)	(Audited)

Assets

Current Assets
Cash	$440	$4,648
Total Current Assets	440	4,648

Other asset - net of accumulated amortization of $43,666 and $24,666	6,333	25,334

Total Assets	$6,773	$29,982
.
Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities
Accounts payable	$6,572	$1,154
Accrued liabilities	-	875
Loans payable	12,962	200
Accrued interest payable	305	-
Total Current Liabilities	19,839	2,229

Stockholders’ Equity (Deficit)
Common stock ($0.0001 par value, 75,000,000 shares authorized,
61,937,500 shares issued and outstanding)	6,194	6,194
Additional paid in capital	73,131	73,131
Deficit accumulated during development stage	(92,391)	(51,572)
Total Stockholders’ Equity (Deficit)	(13,066)	27,753

Total Liabilities and Stockholders' Equity (Deficit)	$6,773	$29,982

Emy’s Salsa Aji Distribution Company, Inc.
(A Development Stage Company)
Statements of Operations
(Unaudited)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,		For the period from July 11, 2005 (inception) to
	2008	2007	2008	2007	September 30, 2008

Revenues	$-	$-	$-	$-	$-

Operating expenses
General and administrative	13,168	7,679	40,519	23,904	92,388
Total operating expenses	13,168	7,679	40,519	23,904	92,388

Loss from operations	(13,168)	(7,679)	(40,519)	(23,904)	(92,388)

Other income (expense)
Interest income	-	6	3	75	299
Interest expense	(178)	-	(303)	-	(302)
Total other income (expense) - net	(178)	6	(300)	75	(3)

Net loss	$(13,346)	$(7,673)	$(40,819)	$(23,829)	$(92,391)

Net loss per share - basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number of shares outstanding
during the period - basic and diluted	61,937,500	55,895,652	61,937,500	48,762,958	45,217,268

Emy’s Salsa Aji Distribution Company, Inc.
(A Development Stage Company)
Statements of Cash Flows
(Unaudited)

	For the Nine Months Ended September 30,		For the period from July 11, 2005 (Inception) to
	2008	2007	September 30, 2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(40,819)	$(23,829)	$(92,391)
Adjustments to reconcile net loss to net cash used in operating activities
Amortization	19,001	12,333	43,667
Stock issued for services	-	-	10,925
Changes in operating assets and liabilities
Accounts payable	5,418	-	6,572
Accrued liabilities	(875)	(50)	-
Accrued interest payable	305	-	305
Net Cash Used In Operating Activities	(16,970)	(11,546)	(30,922)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loans payable	12,762	-	12,962
Proceeds from sale of common stock	-	3,600	18,400
Net Cash Provided By Financing Activities	12,762	3,600	31,362

Net increase (decrease) in cash	(4,208)	(7,946)	440

Cash - beginning of period	4,648	13,789	-

Cash - end of period	$440	$5,843	$440

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Income taxes	$-	$-	$-
Interest	$-	$-	$-

Emy’s Salsa Aji Distribution Company, Inc.
(A Development Stage Company)
Financial Statements
September 30, 2008
(Unaudited)

Note 1 Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation. The results for the interim period are not necessarily indicative of the results to be expected for the full year.

The unaudited interim financial statements should be read in conjunction with the Company’s Annual Report on Form 10-KSB, which contains the audited financial statements and notes thereto, together with the Management’s Discussion and Analysis, for the year ended December 31, 2007. The interim results for the period ended September 30, 2008 are not necessarily indicative of the results for the full fiscal year.

Note 2 Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Certiorari Corporation is a Nevada corporation incorporated on July 11, 2005. On August 23, 2005, the Company changed its name to Emy’s Salsa AJI Distribution Company, Inc. (the “Company”).

The Company is a development stage entity and expects to engage in the business of distributing products through distribution agreements with manufacturers. The initial focus of the Company’s efforts will be further development and future distribution of Emy’s Salsa (“Product”) for The Orbital Group, LLC. (“Orbital”) (“Manufacturer”) - a related party. (See Note 4)

Development Stage

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include negotiating distribution agreements and marketing the territory for distribution outlets for the Product. The Company, while seeking to implement its business plan, will look to obtain additional debt and/or equity related funding opportunities. The Company has not generated any revenues since inception.

Emy’s Salsa Aji Distribution Company, Inc.
(A Development Stage Company)
Financial Statements
September 30, 2008
(Unaudited)

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition and rapid technological change. The Company's operations are subject to significant risk and uncertainties including financial, operational, technological, and regulatory risks including the potential risk of business failure.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. The Company had no cash equivalents at September 30, 2008 and December 31, 2007, respectively.

Long-lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. There were no impairment charges taken during the three and nine months ended September 30, 2008 and 2007, and for the period from July 11, 2005 (inception) to September 30, 2008, respectively.

Earnings per Share

Earnings (loss) per share is computed by dividing net income (loss) by weighted average number of shares of common stock outstanding during each period. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. At September 30, 2008 and 2007, and since inception, the Company had no common stock equivalents that could potentially dilute future earnings (loss) per share; hence, a separate computation of diluted earnings (loss) per share is not presented. Since the Company reflects a net loss, considering the effect of any common stock equivalents if outstanding, would have been anti-dilutive.

Emy’s Salsa Aji Distribution Company, Inc.
(A Development Stage Company)
Financial Statements
September 30, 2008
(Unaudited)

On November 10, 2008, the Company affected a 5 for 1 forward stock split. All share and per share amounts have been retroactively restated.

Stock-based Compensation

All share-based payments to employees will be recorded and expensed in the statement of operations as applicable under SFAS No. 123R “Share-Based Payment”. For the period from July 11, 2005 (inception) to September 30, 2008, the Company has not issued any stock based compensation to employees.

Non-Employee Stock Based Compensation

Stock-based compensation awards issued to non-employees for services will be recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Emerging Issues Task Force Issue EITF No. 96-18, “Accounting for Deficit Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (“EITF 96-18”). For the period from July 11, 2005 (inception) to September 30, 2008, the Company has not issued any stock based compensation to third parties.

Segment Information

The Company follows Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information." During 2008, the Company only operated in one segment; therefore, segment information has not been presented.

Fair Value of Financial Instruments

The carrying amounts of the Company’s short-term financial instruments, including accounts payable, loans payable and accrued interest payable, approximates fair value due to the relatively short period to maturity for these instruments.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”), which clarifies the principle that fair value should be based on the assumptions that market participants would use when pricing an asset or liability. It also defines fair value and established a hierarchy that prioritizes the information used to develop assumptions. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The adoption of SFAS 157 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

Emy’s Salsa Aji Distribution Company, Inc.
(A Development Stage Company)
Financial Statements
September 30, 2008
(Unaudited)

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value. The unrealized gains and losses on items for which the fair value option has been elected should be reported in earnings.  The decision to elect the fair value option is determined on an instrument-by-instrument basis, should be applied to an entire instrument and is irrevocable.  Assets and liabilities measured at fair values pursuant to the fair value option should be reported separately in the balance sheet from those instruments measured using other measurement attributes.  SFAS 159 is effective as of the beginning of the Company’s 2008 fiscal year. The adoption of SFAS 159 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No 51” (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The adoption of SFAS No. 160 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS 141R,“Business Combinations” (“SFAS 141R”), which replaces FASB SFAS 141,“Business Combinations”. This Statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  SFAS 141R will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.  SFAS 141R will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.  This compares to the cost allocation method previously required by SFAS No. 141.  SFAS 141R will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.  Finally, SFAS 141R will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date.  This Statement will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008.  Early adoption of this standard is not permitted and the standards are to be applied prospectively only.  Upon adoption of this standard, there would be no impact to the Company’s results of operations and financial condition for acquisitions previously completed.  The adoption of SFAS No. 141R is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

Emy’s Salsa Aji Distribution Company, Inc.
(A Development Stage Company)
Financial Statements
September 30, 2008
(Unaudited)

In April 2008, the FASB issued FASB Staff Position (“FSP”) SFAS No. 142-3, “Determination of the Useful Life of Intangible Assets”. This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141R, and other GAAP. This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The Company is currently evaluating the impact of SFAS FSP 142-3, but does not expect the adoption of this pronouncement will have a material impact on its financial position, results of operations or cash flows.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”).  SFAS 162 identifies the sources of accounting principles and the framework for selecting principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States.  This statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board’s amendments to AU section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.  The Company is currently evaluating the impact of SFAS 162, but does not expect the adoption of this pronouncement will have a material impact on its financial position, results of operations or cash flows.

In October 2008, the FASB issued FSP FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market For That Asset Is Not Active” (“FSP FAS 157-3”), with an immediate effective date, including prior periods for which financial statements have not been issued.  FSP FAS 157-3 amends FAS 157 to clarify the application of fair value in inactive markets and allows for the use of management’s internal assumptions about future cash flows with appropriately risk-adjusted discount rates when relevant observable market data does not exist.  The objective of FAS 157 has not changed and continues to be the determination of the price that would be received in an orderly transaction that is not a forced liquidation or distressed sale at the measurement date.  The adoption of FSP FAS 157-3 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

Emy’s Salsa Aji Distribution Company, Inc.
(A Development Stage Company)
Financial Statements
September 30, 2008
(Unaudited)

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

Note 3 Going Concern

As reflected in the accompanying financial statements, the Company has a net loss of $40,819 and net cash used in operations of $16,970 for the nine months ended September 30, 2008; and a working capital deficit of $19,399, a deficit accumulated during the development stage of $92,391 and a stockholders’ deficit of $13,066 at September 30, 2008. In addition, the Company is in the development stage and has not yet generated any revenues.

The ability of the Company to continue as a going concern is dependent on Management's plans, which include potential asset acquisitions, mergers or business combinations with other entities, further implementation of its business plan and continuing to raise funds through debt or equity raises. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 Other Asset

On July 1, 2006, the Company issued 15,000,000 shares of common stock to acquire a distribution agreement (“DA”) from a manufacturer, having a fair value of $30,000 ($0.002/share), based upon recent cash offerings. This DA was scheduled for an initial one-year period. The DA provided the Company, as distributor, distribution rights in a specified geographic territory. The manufacturer is Orbital Group, LLC, which is operated by our Company’s Chairman and CEO.

On November 1, 2007, effective July 1, 2007, the Company issued an additional 10,000,000 shares of common stock, having a fair value of $20,000 ($0.002/share), based upon recent cash offerings, to extend the DA to December 31, 2008.

For the period from July 1, 2007 through December 31, 2008, the Company is required to purchase a minimum of $15,000 of products annually or the DA terminates. The DA would also terminate upon a change in control, or if the Company does not purchase at least $10,000 of products in any three consecutive month period. The DA renews automatically on the anniversary date for additional one-year periods.

The Company is amortizing the $30,000 over a period of thirty months and the $20,000 over a period of eighteen months. For the nine months ended September 30, 2008 and 2007, and for the period from July 11, 2005 (inception) to September 30, 2008, respectively, the Company has amortized $19,001, $12,333 and $43,667 respectively. At September 30, 2008, the remaining $6,333 will be amortized through December 31, 2008.

Emy’s Salsa Aji Distribution Company, Inc.
(A Development Stage Company)
Financial Statements
September 30, 2008
(Unaudited)

Note 5 Refundable Stock Subscription

In 2006, the Company received $250 from a potential investor. The subscription was not accepted, and the Company returned the funds in September 2007.

Note 6 Loans Payable

In August 2007, a third party advanced $200 in exchange for a loan. The loan is unsecured, bears interest at 6% and is due on demand.

In March 2008, a third party advanced $7,438 in exchange for a loan. The loan is unsecured, bears interest at 6% and is due on demand.

In June 2008, a third party advanced $524 in exchange for a loan. The loan is unsecured, bears interest at 6% and is due on demand.

In July 2008, a third party advanced $4,600 in exchange for a loan. The loan is unsecured, bears interest at 6% and is due on demand.

In August 2008, a third party advanced $200 in exchange for a loan. The loan is unsecured, bears interest at 6% and is due on demand.

At September 30, 2008, these third party advances represented a 100% concentration in debt financing.

Note 7 Stockholders’ Equity (Deficit)

(A) For the Year Ended December 31, 2005

During July 2005, the Company issued 22,500,000 shares of common stock, having a fair value of $450 ($0.00002/share), to its founders for compensation.

During July and August 2005, the Company issued an aggregate 175,000 shares of common stock for compensation, having a fair value of $350 ($0.002/share), based upon the fair value of the services provided.

During December 2005, the Company issued 5,250,000 shares of common stock to third parties in exchange for a subscription receivable totaling $10,500 ($0.002/share). Payment on subscription was received in January 2006.

(B) For the Year Ended December 31, 2006

In January 2006, the Company issued 350,000 shares of common stock for $700 ($0.002/share). Of the total, 60,000 shares were issued to related parties.

In March 2006, the Company issued 250,000 shares of common stock for $500 ($0.002/share).

In April 2006, the Company issued 50,000 shares of common stock for $100 ($0.002/share). These shares were issued to a family member of our Chairman and CEO.

Emy’s Salsa Aji Distribution Company, Inc.
(A Development Stage Company)
Financial Statements
September 30, 2008
(Unaudited)

In May 2006, the Company issued 1,250,000 shares of common stock for $2,500 ($0.002/share).

On July 1, 2006, the Company issued 15,000,000 shares of common stock to a related party, having a fair value of $30,000. (See Note 4)

In July 2006, the Company issued 250,000 shares of common stock for $500 ($0.002/share).

In July 2006, the Company issued 62,500 shares of common stock for services having a fair value of $125 ($0.002/share), based upon recent cash offerings.

(C) For the Year Ended December 31, 2007

On November 1, 2007, effective July 1, 2007, the Company issued 10,000,000 shares of common stock to a related party, having a fair value of $20,000. (See Note 4)

During August 2007, the Company issued 1,800,000 shares of common stock for $3,600 ($0.002/share).

During November 2007, the Company issued 5,000,000 shares of common stock for services provided by a third party, having a fair value of $10,000 ($0.002/share), based upon the fair value of the services provided.

Note 8 Related Party

During April 2007, a board member was paid $1,000 for services rendered.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Company Overview

Emy’s Salsa Aji Distribution Company, Inc. was incorporated on July 11, 2005 under the laws of the State of Nevada under the name Certiorari Corp. On August 23, 2005 our name was changed to our present name and we entered into negotiations to act as regional distributor of salsa products for Orbital Group, LLC (“Orbital”), a Florida limited liability company. On July 11, 2005 our Board of Directors authorized negotiations with Orbital Group, LLC, and we entered into our initial Distribution Agreement (the “Distribution Agreement”) with Orbital. On July 1, 2006 we entered into a new agreement with Orbital under which we are a licensed distributor of products to be manufactured by Orbital and sold under the trade name of Emy’s Salsa Aji tm. Our Distribution Agreement provides us certain non-exclusive rights to distribute Emy’s Mild and Spicy Salsa in the New England states of New York, New Jersey, Connecticut, Vermont, Massachusetts, Maine and Rhode Island. On November 1, 2007, effective July 1, 2007, we formally approved and extended our agreement with Orbital for an additional period ending December 31, 2008.

We have made no sales of Emy’s Salsa products to date, although Orbital has commenced distribution of Emy’s brand products in Maryland and other mid-Atlantic states. We have distributed free samples and through Orbital have entered into informal discussions with several restaurants and retail chains. Our business is dependent upon the success of Emy’s Salsa, and the business of Orbital, including the ability of Orbital to manufacture and ship in volume quantities of Emy’s Salsa.

We have been seeking to introduce Emy’s Salsa into new markets in the Northeast under a Distribution Agreement with Orbital. Orbital does not presently have adequate manufacturing, bottling, storage or transportation to satisfy any material demand we might generate for their products, and we do not possess nor do we intend on acquiring such resources. During 2008 Orbital leased and accepted delivery of a high volume automated packaging and bottling line, and leased warehouse refrigeration and office space. Orbital has defaulted on its lease payments under both its equipment and real estate leases and has relocated. Orbital has suspended plans to commence mass production of Emy’s Salsa due to limited funds. As a result, we are currently exploring alternatives for continuation of our business which could include a change of our purpose and business plans. We do not maintain any website, have no employees, and do not lease or own any property that is used in our business and have no immediate plans to acquire any property or produce a website.

Quarter Ended September 30, 2008 Compared to the Quarter Ended September 30, 2007.

Revenues, Operating Loss, General and Administrative Expenses, Net Loss

During the quarter ended September 30, 2008, we had no sales. During the quarter ended September 30, 2007 we also had no sales. We have been seeking to introduce Emy’s Salsa into new markets in the Northeast under a Distribution Agreement with Orbital. We have not made any sales of products and have received, through Orbital, non-binding letters expressing interest from several large and small food wholesalers and retailers.

We cannot predict what our level of activity will be over the next 12 months because we do not know what level of production, bottling, storage and transportation Orbital will develop, or if Orbital will be able to attract financing for such purposes, or if we will be able to interest others in purchasing Emy’s products by or through us.

Due to the startup nature of our business, each of the items from our Statement of Operations may not be indicative of future levels of activity. As such, we expect our costs and loss to increase in future periods as we seek active customers, and incur costs for infrastructure. During the prior periods, all expenses have been attributable to startup, organizational, legal and accounting expenses for services provided in connection with such matters and related to the preparation and filing of our registration statement.

We do not have any credit facilities or other commitments for debt or equity financing. No assurances can be given that advances when needed will be available. We do not believe that we need funding to continue our operations at our current level because we do not have a capital-intensive business plan, and our fixed cost level is low. However, we will need additional capital to maintain our status as a publicly reporting company, such as for audit, printing, legal and transfer agent fees. We would need some form of financing if Orbital increases its capacity significantly, and we decide to ramp up our activities in accordance with our business plan. If a market for our shares ever develops, of which there can be no assurances, we may use restricted shares or options to compensate employees, officers, directors, consultants and others wherever possible. If we are successful such steps may enable us to meet some or all of the obligations of being a public company without requiring additional sources of financing. We believe that we will not have sufficient cash on hand for 12 months of operations unless we commence activities related to our Distribution Agreement rights with Orbital or identify a different business opportunity to pursue and in such case will not generate sufficient cash to continue operations for the next 12 months from the date of this report without additional investment in our equity or we incur indebtedness.

Liquidity and Capital Resources

As of September 30, 2008, and December 31, 2007, we had cash and cash equivalents of $440 and $4,648, respectively. This reduction in cash and cash equivalents was primarily due to expenditures associated with bookkeeping and auditor fees associated with our filings and reports filed with the Securities and Exchange Commission.

    We recorded $16,970 of net cash used in operating activities during the nine months ended September 30, 2008, as compared to $11,546 during the nine months ended September 30, 2007. This increase in net cash used in operating activities was attributable to increasing cost from operations and net loss, primarily from increasing general and administrative expenses.

We have historically met our liquidity and capital requirements from a variety of sources, including short-term borrowings from related parties loans from shareholders and sales of common stock.

Loans From Related Parties

Since December 31, 2006 certain operating expenses have been advanced through short-term loans from a stockholder that are payable upon demand and which accrue interest at a rate of 6% per annum in the principal amount of $12,762 at September 30, 2008.  $305 of accrued interest was payable as of September 30, 2008 under the stockholder loans.  An additional $200 was received which is non-interest bearing, unsecured and due on demand.

Critical Accounting Policies

Our financial statements are prepared in conformity with generally accepted accounting principles in the United States of America, which require us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of our financial statements and the reported amounts of revenues and expenses during the reporting periods. Critical accounting policies are those that require the application of management’s most difficult, subjective, or complex judgments, often because of the need to make estimates about the effect of matters that are inherently uncertain and that may change in subsequent periods. In preparing the financial statements, we utilized available information, including our past history, industry standards and the current economic environment, among other factors, in forming our estimates and judgments, giving due consideration to materiality. Actual results may differ from these estimates. In addition, other companies may utilize different estimates, which may impact the comparability of our results of operations to those of companies in similar businesses. We believe that of our significant accounting policies as described in the Notes accompanying our financial statements may involve a higher degree of judgment and estimation.

Subsequent Events

On November 7, 2008 the Board of Directors approved a 5-1 forward split of our common stock, with a record date of November 10, 2008. As a result of the split, following the record date, the outstanding common stock of the Company will increase to 61,937,500 from 12,387,500.

Going Concern Consideration

The financial statements contained herein have been prepared on a "going concern" basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  For the reasons discussed herein and in the footnotes to the financial statements, there is a significant risk that we will be unable to continue as a going concern.  Our audited financial statements included in the Report of our independent registered public accounting firm for the year ended December 31, 2007 and the nine months ended September 30, 2008 contain additional note disclosures describing the circumstances that lead to this disclosure by our independent registered public accounting firm.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements

Recently Issued Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”, which clarifies the principle that fair value should be based on the assumptions that market participants would use when pricing an asset or liability. It also defines fair value and established a hierarchy that prioritizes the information used to develop assumptions. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company does not expect SFAS No. 157 to have a material impact on its financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities”, which permits entities to choose to measure many financial instruments and certain other items at fair value. The unrealized gains and losses on items for which the fair value option has been elected should be reported in earnings.  The decision to elect the fair value option is determined on an instrument-by-instrument basis, should be applied to an entire instrument and is irrevocable.  Assets and liabilities measured at fair values pursuant to the fair value option should be reported separately in the balance sheet from those instruments measured using other measurement attributes.  SFAS No. 159 is effective as of the beginning of the Company’s 2008 fiscal year. The adoption of SFAS No. 159 is not expected to have a material effect on its financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No 51” (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The adoption of SFAS No. 160 is not expected to have a material effect on its financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS 141R,“Business Combinations” (“SFAS 141R”), which replaces FASB SFAS 141,“Business Combinations”. This Statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  SFAS 141R will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.  SFAS 141R will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.  This compares to the cost allocation method previously required by SFAS No. 141.  SFAS 141R will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.  Finally, SFAS 141R will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date.  This Statement will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008.  Early adoption of this standard is not permitted and the standards are to be applied prospectively only.  Upon adoption of this standard, there would be no impact to the Company’s results of operations and financial condition for acquisitions previously completed.  The adoption of SFAS No. 141R is not expected to have a material effect on its financial position, results of operations or cash flows.

In April 2008, the FASB issued FASB Staff Position (“FSP”) SFAS No. 142-3, “Determination of the Useful Life of Intangible Assets”. This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141R, and other GAAP. This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The Company is currently evaluating the impact of SFAS FSP 142-3, but does not expect the adoption of this pronouncement will have a material impact on its financial position, results of operations or cash flows.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (SFAS 162”).  SFAS 162 identifies the sources of accounting principles and the framework for selecting principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States.  This statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board’s amendments to AU section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.  The Company is currently evaluating the impact of SFAS 162, but does not expect the adoption of this pronouncement will have a material impact on its financial position, results of operations or cash flows.

In October 2008, the FASB issued FSP FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market For That Asset Is Not Active” (“FSP FAS 157-3”), with an immediate effective date, including prior periods for which financial statements have not been issued.  FSP FAS 157-3 amends FAS 157 to clarify the application of fair value in inactive markets and allows for the use of management’s internal assumptions about future cash flows with appropriately risk-adjusted discount rates when relevant observable market data does not exist.  The objective of FAS 157 has not changed and continues to be the determination of the price that would be received in an orderly transaction that is not a forced liquidation or distressed sale at the measurement date.  The adoption of FSP FAS 157-3 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

Item 3. Quantitative and Qualitative Disclosures About Market Risk.

The Company does maintain any market risk sensitive instruments

Item 4. Controls and Procedures.

Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by an issuer in the reports that it files or submits under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) is accumulated and communicated to the issuer’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. As noted below, we were unable to conclude that our disclosure controls and procedures are effective, as of the end of the period covered by this report (September 30, 2008), in ensuring that material information that we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC rules and forms. We believe that we will have effective internal controls to meet this requirement prior to the filing of our annual report for the year ended December 31, 2008.

Changes in Internal Control Over Financial Reporting

There were no changes in our internal control over financial reporting during our most recent fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Management’s Annual Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is defined in Rules 13a-15(f) and 15d-15(f) under the Securities Exchange Act as a process designed by, or under the supervision of, a company’s principal executive and principal financial officers and effected by a company’s board of directors, management and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Our internal control over financial reporting includes those policies and procedures that: (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of our assets; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

As a result of a our status as a “newly public company” we did not have a reasonable period of time to design, implement and test compliance of our internal control over financial reporting. As a result, this report does not include an assessment by our management of our internal control over financial reporting as of September 30, 2008, as noted above.

PART II
OTHER INFORMATION

Item 6. Exhibits

Exhibit Number	Description
31.1*	Section 302 Certification of Principal Executive Officer
31.2*	Section 302 Certification of Principal Financial Officer
32.1*	Section 906 Certification of Principal Executive Officer and Principal Financial Officer

*	Filed herewith.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMY’S SALSA AJI DISTRIBUTION COMPANY, INC.

Dated: November 14, 2008	By:	/s/ Andrew Uribe
Andrew Uribe President, Chief Financial Officer and Director

EXHIBIT INDEX

Exhibit Number	Description
31.1*	Section 302 Certification of Principal Executive Officer
31.2*	Section 302 Certification of Principal Financial Officer
32.1*	Section 906 Certification of Principal Executive Officer and Principal Financial Officer

*	Filed herewith.

EXHIBIT 31.1

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Andrew Uribe, certify that:

(1)	I have reviewed this quarterly report on Form 10-Q of Emy’s Salsa Aji Distribution Company, Inc.;

(2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

(3)
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects, the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

(4)
The small business issuer’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)
Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of the annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

(5)
The small business issuer’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date: November 14, 2008	/s/ Andrew Uribe
Andrew Uribe, President, Chief Financial Officer and Director
(principal executive officer)

EXHIBIT 31.2

CERTIFICATION OF THE PRINCIPAL FINANCIAL OFFICER PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Andrew Uribe, certify that:

(1)	I have reviewed this quarterly report on Form 10-Q of Emy’s Salsa Aji Distribution Company, Inc.;

(2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

(3)
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects, the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

(4)
The small business issuer’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)
Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of the annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

(5)
The small business issuer’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date: November 14, 2008	/s/ Andrew Uribe
Andrew Uribe, President, Chief Financial Officer and Director
(principal financial officer)

EXHIBIT 32.1

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S. C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Emy’s Salsa Aji Distribution Company, Inc.. (the “Company”) for the quarterly period ended June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) of 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2008

/s/ Andrew Uribe
Andrew Uribe
Chief Executive Officer
(principal executive officer)

/s/ Andrew Uribe
Andrew Uribe
Chief Financial Officer
(principal financial officer)

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 12, 2008

EMY’S SALSA AJI DISTRIBUTION COMPANY, INC.
(Exact name of registrant as specified in Charter)

Nevada	333-147330	20-4036208
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

PO Box 7, Ellicott City MD 21041-0007
 (Address of Principal Executive Offices)

(443) 742-2134
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 7, 2008, the Board of Directors of Emy’s Salsa Aji Distribution Company, Inc. (the “Company”) approved a 5-1 forward stock split (the “Forward Split”) of the Company’s issued and outstanding common stock with a record date of November 10, 2008. The Forward Split is only for the Company’s issued and outstanding shares and not its authorized shares. The Forward Split was payable on November 12, 2008. The Company had 12,387,500 shares outstanding prior to the split and, as a result of the Forward Split, the Company will have 61,937,500 shares outstanding following the split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EMY’S SALSA AJI DISTRIBUTION COMPANY, INC.

Date: November 14, 2008	By:	/s/ Andrew Uribe
Andrew Uribe President and Chief Executive Officer